SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2008

ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement

On January 23, 2008 the employment agreement of an officer was amended as follows:

Mr. Costello, Vice President Sales, effective January 1, 2007: base compensation increased to $260,000 annually; bonus increased to $375,000 if earned.

On January 25, 2008 the employment agreements with certain officers were amended as follows:

Ms. Burcar, Vice President Marketing, effective January 1, 2008: base compensation increased to $195,000 annually; bonus maintained at 30% of base compensation if earned;

Mr. Lamb, Controller, effective January 1, 2008: base compensation increased to $190,000 annually; bonus increased to 35% of base compensation if earned;

Mr. Riggs, Vice President Operations, effective January 1, 2008: base compensation increased to $260,000 annually; bonus increased to 35% of base compensation if earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2008

                                                           ICU MEDICAL, INC.

                                                           /s/ Francis J. O’Brien
                                                           Francis J. O'Brien
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer